Exhibit 99.1

News Release

For information contact: Sherry Magee Senior Vice President Communications CNL Financial Group 407-650-1223

CNL HEALTHCARE PROPERTIES II PURCHASES FIRST PROPERTY

— REIT acquires newly built seniors housing community in Pensacola, Florida —

(ORLANDO, Fla.) April 4, 2017 — CNL Healthcare Properties II, Inc., a non-traded real estate investment trust (REIT) focused on seniors housing and healthcare properties, has purchased the newly constructed Summer Vista Assisted Living Community in Pensacola, Florida, for $21.4 million. This is the first acquisition for CNL Healthcare Properties II.

SRI Management, LLC, which has managed Summer Vista Assisted Living Community since its opening in February 2016, will continue managing the community under a five-year management agreement. SRI manages 15 other seniors housing communities throughout Florida and Louisiana, including two for a related REIT, CNL Healthcare Properties, Inc.

“We are pleased to make such a high-quality investment, with a trusted operating partner, as the first addition to our portfolio,” says Stephen H. Mauldin, president and CEO of CNL Healthcare Properties II. “It is exciting to begin executing on our strategic plan and thoughtfully deploy our shareholders’ capital in a dynamic healthcare real estate environment. We very much look forward to working closely with SRI Management to provide residents with an exceptional housing and care experience.”

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Summer Vista Assisted Living Community resides on approximately 3.5 acres and consists of 67 assisted living units and 22 memory care units. Community amenities include a 24-hour emergency response system, on-site therapy, a beauty salon, bistro, fitness center, nature walking trail and chauffeured transportation. The community reached a stabilized occupancy within its first five months of operation.

“Our team is excited to continue managing such a first-rate property and leveraging our experience to add value to both residents and CNL Healthcare Properties II,” said Don Bishop, CEO of SRI Management. “We have enjoyed building a successful partnership with CNL and look forward to the opportunities ahead.”

About CNL Healthcare Properties II

CNL Healthcare Properties II intends to qualify as a real estate investment trust (REIT) for federal income tax purposes beginning with the year ending Dec. 31, 2017, or the first year in which it commences material operations. Based in Orlando Florida, CNL Healthcare Properties II intends to invest in the seniors housing, medical office, acute care and post-acute care sectors. For more information, visit CNLHealthcarePropertiesII.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $34 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit CNL.com.

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Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. These risks include that CNL Healthcare Properties II has no prior operating history and there is no assurance that it will be able to achieve its investment objectives; that the board of directors may amend or revise investment and other policies without stockholder consent; that it may have difficulty funding distributions with funds provided by cash flows from operating activities; and that market and business conditions may affect its success, including changes in general or local economic or market conditions and changing demographics. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

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